Exhibit 5.1 650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

June 10, 2005

HemoSense, Inc.

651 River Oaks Parkway

San Jose, CA 95134

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-123705) filed with the Securities and Exchange Commission on March 31, 2005 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto filed on May 6, 2005, May 31, 2005 and June 3, 2005, respectively, as such may be further amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000 shares of Common Stock (the “Shares”) of HemoSense, Inc. (the “Company”). The Shares, which include up to 525,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for sale to the public or issued to the representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions previously adopted by the Board of Directors of the Company concerning the authorization of the issuance of the Shares, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

PALO ALTO AUSTIN KIRKLAND NEW YORK RESTON SALT LAKE CITY SAN FRANCISCO